FEDERATED ADMINISTRATIVE
             SERVICES

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900
                                                      EXHIBIT 10 UNDER FORM N-1A
                                               EXHIBIT 5 UNDER ITEM 601/REG. S-K


                                   December 20, 1995




The Trustees of
FTI Funds
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     FTI Funds ("Trust") proposes to offer and sell shares of beneficial interest in portfolios of securities known as FTI Small Capitalization Equity Fund, FTI International Equity Fund, FTI International Bond Fund, and FTI Global Bond Fund ("Shares") in the manner and on the terms set forth in its Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     As counsel I have participated in the preparation and filing of the Trust's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated October 18, 1995 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     Based upon the foregoing, it is my opinion that:
     1. The Trust is duly organized and validly existing pursuant to the laws of the Commonwealth of Massachusetts.

     2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable by the Trust.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                   Very truly yours,



                                   /s/ Jay S. Neuman
                                   Jay S. Neuman
                                   Secretary,